As filed with the Securities and Exchange Commission on May 3, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Biohaven Pharmaceutical Holding Company Ltd.

(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	Not applicable (I.R.S. Employer Identification No.)

c/o Biohaven Pharmaceuticals, Inc.
234 Church Street
New Haven, Connecticut 06510
(203) 404-0410

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vlad Coric, M.D.

Chief Executive Officer

Biohaven Pharmaceutical Holding Company Ltd.

234 Church Street

New Haven, Connecticut 06510

(203) 404-0410

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Darren K. DeStefano Brian F. Leaf Divakar Gupta Katie Kazem Cooley LLP 11951 Freedom Drive Reston, VA 20190-5656 (703) 456-8000	Patrick O’Brien Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-217214)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a
smaller reporting company)
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Shares, no par value	1,801,667 shares	$17.00	$30,628,339	$3,549.82

(1) Represents only the number of shares being registered pursuant to this Registration Statement, which includes 235,000 shares that the underwriters have the option to purchase, and are in addition to the 9,583,333 shares that were registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-217214), which included 1,250,000 shares that the underwriters have the option to purchase.

(2)  Based on the public offering price.

(3)  The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $153,333,328 on a Registration Statement on Form S-1 (File No. 333-217214), which was declared effective by the Securities and Exchange Commission on May 3, 2017. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $30,628,339 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional common shares, no par value, of Biohaven Pharmaceutical Holding Company Ltd. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-217214) (the “Prior Registration Statement”), which the Commission declared effective on May 3, 2017, and is being filed solely for the purpose of increasing the number of shares to be offered in the public offering by 1,801,667 shares, including 235,000 shares that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New Haven, State of Connecticut, on the 3rd day of May, 2017.

Biohaven Pharmaceutical Holding Company Ltd.

By:	/s/ Vlad Coric
Vlad Coric
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Vlad Coric	Chief Executive Officer and	May 3, 2017
Vlad Coric, M.D.	Director (Principal Executive Officer)

*	Chief Financial Officer	May 3, 2017
James Engelhart	(Principal Financial Officer and Principal
Accounting Officer)

*	Director	May 3, 2017
Declan Doogan, M.D.

*	Director	May 3, 2017
Gregory H. Bailey, M.D.

*	Director	May 3, 2017
John W. Childs

*	Director	May 3, 2017
Albert Cha, M.D., Ph.D.

*	Director	May 3, 2017
Eric Aguiar, M.D.

*By:	/s/ Vlad Coric
Vlad Coric, Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Maples and Calder, British Virgin Islands counsel as to legality.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Maples and Calder, British Virgin Islands counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-217214), filed with the Commission on April 7, 2017 and incorporated herein by reference).

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